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                                                                    EXHIBIT 23.2




                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Stride & Associates, Inc. on Form S-1 of our report dated February 1, 1999 (May __, 1999 as to Note
14), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




New York, New York
May ___, 1999


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The financial statements included herein reflect the approval by the Company's stockholders of the Company's five-for-one stock split of the Company's common stock as described in Note 14 to the financial statements. The above consent is in the form that will be signed by Deloitte & Touche LLP upon the effectiveness of such event assuming that from February 1, 1999 to the effective date of such event, no other events shall have occurred that would affect the accompanying financial statements or notes thereto.

/S/ Deloitte & Touche LLP

New York, New York
March 30, 1999